EX-99.77K

Change in Independent
Registered Public
Accounting Firm:

On May 12, 2005,
the Fund, by
recommendation of its
audit committee and by
action of its Board of
Directors approved the
engagement of
PricewaterhouseCoopers
LLP as the independent
registered public
accounting firm to audit
the Funds' financial
statements for the
fiscal year ending
December 31, 2005,
effective upon the
resignation of Ernst &
Young LLP ("E&Y").
On June 6, 2005,
E&Y resigned as the
Funds' independent
registered public
accounting firm.  The
reports of the financial
statements audited by
E&Y for the Funds for
fiscal years ended
December 31, 2004 and
2003 did not contain an
adverse opinion or
disclaimer of opinion,
and were not qualified
or modified as to
uncertainty, audit scope
or accounting
principles.  For the
fiscal years 2003 and
2004 and through June 6,
2005 there were no
disagreements between
the Funds and E&Y on any
matters of accounting
principles or practices,
financial statement
disclosure or auditing
scope or procedure,
which disagreements, if
not resolved to the
satisfaction of E&Y,
would have caused it to
make reference to the
subject matter of the
disagreements in
connection with its
report on the financial
statements.